Exhibit 99.1

NEWS RELEASE
Contacts: Main Street Capital Corporation Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com Brent D. Smith, CFO, bsmith@mainstcapital.com 713-350-6000

Dennard Lascar Investor Relations Ken Dennard / ken@dennardlascar.com Zach Vaughan / zvaughan@dennardlascar.com 713-529-6600

Main Street Provides Business and Coronavirus Update

Provides Preliminary Estimate of First Quarter 2020 Results and Liquidity Position

Provides Updated Dividend Guidance

HOUSTON – April 15, 2020 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is providing an update regarding its business and the impacts from COVID-19 (“Coronavirus”), its preliminary operating results and liquidity position for the first quarter of 2020, and its regular monthly dividends and semi-annual supplemental dividends.

Business and Coronavirus Update

Main Street continues to work collectively with its employees and portfolio companies to navigate the significant challenges created by the Coronavirus pandemic. Main Street remains focused on ensuring the safety of its employees and the employees of its portfolio companies, while also managing its ongoing business activities. Main Street remains heavily engaged with its portfolio companies and continues to be pleased with the diligent and proactive actions taken by the portfolio company management teams and their ability to respond effectively to the continuing challenges in the current environment. Main Street’s lower middle market portfolio companies have also been actively evaluating the programs and relief under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, stimulus packages that may be available to assist these portfolio companies as they navigate the impact of Coronavirus on their businesses, employees and operations. Main Street continues to believe that it has sufficient levels of liquidity to support its existing portfolio companies and selectively deploy capital in new investment opportunities and a capital structure that provides Main Street the flexibility to navigate the current challenging environment.

Preliminary Estimates of First Quarter 2020 Results and Liquidity Position

Main Street’s preliminary estimate of first quarter 2020 net investment income (“NII”) is $0.55 to $0.57 per share. Main Street’s preliminary estimate of first quarter 2020 distributable net investment income (“DNII”), which is NII before non-cash, share-based compensation expense, is $0.59 to $0.61 per share.(1)

Main Street’s preliminary estimate of net asset value (“NAV”) per share as of March 31, 2020 is $20.35 to $20.85 per share. The estimate includes unrealized depreciation on investments primarily resulting from the immediate adverse economic effects of the impacts of Coronavirus on market conditions and the overall economy as of March 31, 2020 and the related uncertainty regarding its future impact, including, but not limited to, the related declines in quoted loan prices, increases in underlying market credit spreads and company-specific negative impacts on past and expected future operating performance.

As of March 31, 2020, Main Street had approximately $54.2 million of cash and cash equivalents. Also as of March 31, 2020, Main Street had $277.0 million of outstanding borrowings under its revolving credit facility, thereby providing $463.0 million of available capacity, and maintains availability for an additional $45.2 million of capacity under its Small Business Investment Company (“SBIC”) licenses.

Updated Dividend Guidance

As previously announced, Main Street declared its regular monthly cash dividends for the second quarter of 2020 of $0.615 per share in aggregate, or $0.205 per share for each of April, May and June 2020, and such dividends will be paid on the previously announced payment dates of April 15, 2020, May 15, 2020 and June 15, 2020. Based upon its current expectations and projections, Main Street’s management expects that at Main Street’s next regularly scheduled Board of Directors (“Board”) meetings in May 2020 they will recommend that the Board approve regular monthly cash dividends for the third quarter of 2020 of $0.615 per share in aggregate, unchanged from the regular monthly dividends to be paid in the second quarter of 2020, and with such amount payable in $0.205 increments for each of July, August and September 2020.

As discussed above, Main Street’s business and operating results, and the businesses and operating results of Main Street’s portfolio companies, have been significantly impacted by Coronavirus. As a result, there is uncertainty related to Main Street’s expected operating results for the second and third quarters of 2020, and as such, Main Street is not currently able to provide projections for its expected NII, DNII or NAV for these future periods. However, it is reasonable to expect that Main Street’s NII and DNII for the second and third quarters of 2020 will be below the regular monthly dividend amounts for these periods. As such, the above expected recommendation by Main Street’s management team to declare the regular monthly dividends for the third quarter of 2020 is based upon a combination of Main Street’s reasonable expectations for its operating results for the second and third quarters of 2020, its estimated undistributed taxable income as of March 31, 2020 of approximately $0.75 per share and, as discussed below, its expectation that the Board will agree to suspend its semi-annual supplemental cash dividends.

In addition, due to the challenges and uncertainty created by Coronavirus, Main Street’s management team has concluded that it expects to recommend to the Board that Main Street suspend its future semi-annual supplemental dividends, specifically including the supplemental dividend that it previously expected to pay in June 2020. Main Street believes that it is in the best long-term interests of its shareholders to not only maintain a conservative approach to its dividend policy during this volatile economic environment, but to also ensure it has the ability to be opportunistic in funding attractive investments that have the potential to provide long-term value to Main Street’s shareholders.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information, including but not limited to having sufficient liquidity and a capital structure necessary to successfully navigate the current economic environment, the preliminary estimates of first quarter 2020 results, NAV, its ability to cover its expected second and third quarter 2020 dividends with current and undistributed net income and estimated spillover taxable income, statements regarding expectations for operating results for the second and third quarters of 2020, and statements regarding the payment and amount of future dividends, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows.  Although its management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct.  Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the potential impacts of the Coronavirus outbreak on the business and operations of Main Street and its portfolio companies, and on the U.S. and global economies, including public health requirements in response to the outbreak and, with respect to Main Street, impacts on its portfolio investments, liquidity and access to capital; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of one or more of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov).  Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

The preliminary estimates of first quarter 2020 results, NAV and spillover taxable income, and Main Street’s expectations for operating results for the second and third quarters of 2020, furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain.  The preliminary estimates are subject to completion of Main Street’s customary quarter-end closing and review procedures and third-party review, including the determination of the fair value of Main Street’s portfolio investments by the Board, and have not yet been approved by the Board.  As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s quarter-end closing and review procedures and third-party review, and Main Street’s reported information in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 may differ from this information, and any such differences may be material.  In addition, the information furnished above does not include all the information regarding Main Street’s financial condition and results of operations for the quarter ended March 31, 2020 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full first quarter 2020 results when such results are disclosed by Main Street in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020.  The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income per share is useful and appropriate supplemental disclosure for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP, $0.04 to $0.05 per share of estimated share-based compensation expense is added back to calculate estimated distributable net investment income per share.